Exhibit 10.3

ENDOSTIM, INC.

NOTICE OF STOCK OPTION GRANT

You are hereby provided this Notice of the following option grant (the “Option”) to purchase shares of the common stock (the “Stock”) of EndoStim, Inc., a Delaware corporation (the “Company”).

Plan:	EndoStim, Inc. 2014 Stock Incentive Plan (the “Plan”)

Option Holder:

Grant Date:

Vesting Commencement Date:

Option Price:	$ per share

Number of Option Shares:	shares of Stock

Expiration Date:	Ten Year Anniversary of the Grant Date

Type of Option*: Of the Number of Option Shares granted above,

            % are initially designated as Incentive Stock Options, and

            % are initially designated as Non-Qualified Options.

Date Exercisable: The Option shall become exercisable for Option Shares as the Option Shares vest in accordance with the following vesting schedule.

Vesting Schedule: You shall acquire a vested interest in the Option Shares as follows:

[Vesting schedule to be inserted]

Terms: Option Holder understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan. Option Holder further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement dated as of the date hereof between Option Holder and the Company in the form attached hereto.

[Additional special terms to be inserted]

Option Holder hereby acknowledges and agrees that (a) the Company has made available to Option Holder copies of the Plan and the form of Stock Option Agreement and (b) Option Holder has had the opportunity to review such documents and this Notice and to consult with the Option Holder’s individual tax advisor and legal counsel with respect to the same.

*	Please note that for tax purposes, this is only a preliminary indication of the Company’s intent as to the type of option you are being granted. The determination of the type of option you hold is governed by statute and may change depending upon many statutorily required criteria, including but not limited to, how many options are vested in a calendar year.

At Will Service: Nothing in this Notice, the Plan or in the attached Stock Option Agreement shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause.

Definitions: All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement, or, if not defined herein or therein, in the Plan.

Effective as of the Grant Date written above.

EndoStim, Inc.

By:
Name:
Title:

Option Holder

Signature:
Address

SSN:

FORM OF STOCK OPTION AGREEMENT

(See Attached)

ENDOSTIM, INC.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is made this          day of             ,              by and between EndoStim, Inc., a Delaware corporation (the “Company”), and                      (the “Option Holder”) under the EndoStim, Inc. 2014 Stock Incentive Plan (the “Plan”).

RECITALS

A. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan.

B. The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board and consultants in the service of the Company.

C. Option Holder is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Option Holder.

NOW, THEREFORE, it is hereby agreed as follows:

AGREEMENT

1. Definitions.

The following definitions shall be in effect under this Agreement:

(a) “Exercise Date” means the date on which the Option shall have been exercised in accordance with Section 8 of this Agreement.

(b) “Expiration Date” means the date on which the Option expires as specified in the Grant Notice.

(c) “Grant Date” means the date of grant of the Option as specified in the Grant Notice.

(d) “Grant Notice” means the Notice of Stock Option Grant accompanying this Agreement pursuant to which Option Holder has been informed of the basic terms of the Option evidenced by this Agreement.

(e) “Option” has the meaning given to that term in Section 2 of this Agreement.

(f) “Option Period” has the meaning given to that term in Section 3 of this Agreement.

(g) “Option Price” means the exercise price payable per Option Share as specified in the Grant Notice.

(h) “Option Shares” means the number of Shares of Stock subject to the Option as specified in the Grant Notice.

2. Grant of Option. The Company hereby grants to Option Holder, as of the Grant Date, an option (this “Option”) to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option Period at the Option Price.

3. Option Period. The Option shall have a term that expires on the earlier of (i) ten (10) years measured from the Grant Date; and (ii) the close of business on the Expiration Date as specified in the Grant Notice, unless sooner terminated in accordance with Section 5 or 6 or by the Committee in connection with a Change in Control in accordance with Section 6(f) of the Plan (the “Option Period”). [NOTE: If any Option Holder is a more than 10% shareholder and the option is an ISO, the maximum Option Period may only be 5 years. In addition, the Option Price must be no less than 110% of the FMV on the grant date.]

4. Dates of Exercise. The Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the earlier of (i) the Expiration Date, (ii) the service of the Option Holder is terminated within the Option Period for Cause as set forth in Section 7(iv) of the Plan, (iii) the termination of the option term under Section 5, or (iv) the termination of the Option by the Committee in connection with a Change in Control in accordance with Section 6(f) of the Plan; following which time the Option shall thereafter be void for all purposes.

5. Termination of Service. The Option Period shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date upon the Option Holder’s termination of service to the Company, subject to the following:

(a) In the event that the Option Holder’s service terminates as a result of Disability, the Option Holder may exercise the Option within such period of time ending on the earlier of (1) the date 12 months following such termination or (2) the expiration of the Option Period. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s termination of service because of Disability; provided that, the Committee may, in its sole discretion, provide for full or partial acceleration of the vesting of the Option.

(b) In the event that the Option Holder’s service terminates as a result of death, the Option may be exercised by the Option Holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Option Holder’s death within such period of time ending on the earlier of (1) the date 12 months following the date of death or (2) the expiration of the Option Period. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s death; provided that, the Committee may, in its sole discretion, provide for full or partial acceleration of the vesting of the Option.

(c) If the service of the Option Holder is terminated within the Option Period for any reason other than Cause, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of termination of service.

6. Change in Control Transaction. If the Option Holder’s service with the Company is terminated without Cause in connection with a Change in Control or the Option Holder terminates service with the Company or an Affiliate for Good Reason in connection with a Change in Control, the Options shall be immediately 100% vested upon such termination. A termination of service shall be deemed to be in connection with a Change in Control if it occurs within the period commencing 30 days before and ending one (1) year following the closing or effective date of such Change in Control. Good Reason shall mean (i) a material diminution in the Option Holder’s base salary and/or bonus opportunity or commissions, as applicable, (ii) a material diminution in the Option Holder’s authority, duties or responsibilities, or (iii) a change in the primary geographic location at which the Option Holder must physically perform services which is more than fifty (50) miles from the primary geographic location at which the Option Holder performs services as of the date of the Change in Control. In addition to this accelerated vesting, all provisions of Section 6(f) of the Plan and the Committee’s discretion described therein shall apply.

7. Shareholder Privileges. The Option Holder shall not have any rights as a shareholder with respect to the Option Shares until the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as may be provided pursuant to the Change in Control provisions referenced in Section 6.

8. Manner of Exercising Option.

(a) To exercise an Option, the Option Holder shall deliver written notice to the Company specifying the number of Option Shares for which the Option is exercised. The purchase of such Option Shares shall be effective at the time the Option Price of the Shares shall be paid in full by one or any combination of the methods set forth below and the other conditions to exercise set forth in Section 8(b) shall be satisfied or otherwise waived by the Company.

(b) To exercise the Option, Option Holder (or any other person or persons exercising the Option) must:

(i) Pay the aggregate Option Price for the purchased Option Shares in one or more of the following forms (or by any other method approved by the Committee upon the request of the Option Holder):

(A) in cash; or

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company; or

(C) if permitted by the Committee at the time of exercise, by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that the Option may not be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for more than six (6) months (or such other period of time as the Committee determines is necessary to avoid adverse financial accounting treatment to the Company). For purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date; or

(D) through cashless form of exercise by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and deliver all or part of the sale proceeds to the Company in payment of the purchase price of Shares purchased pursuant to the Option and any withholding taxes; or

(E) if permitted by the Committee at the time of exercise, through a net exercise by reduction in the number of Shares otherwise deliverable upon exercise of such Option, such number of Shares having an aggregate Fair Market Value as of the Exercise Date equal to the aggregate Option Price for the Shares being exercised.

(ii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Option Holder) have the right to exercise the Option.

(iii) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(iv) Make appropriate arrangements with the Company for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(c) As soon as practical after the Exercise Date, a properly executed certificate or certificates representing the purchased Option Shares shall be delivered to or at the direction of the Option Holder. Alternatively, such shares may be issued and held in book entry form.

(d) In no event may the Option be exercised for any fractional shares.

9. Transfer Restrictions. Option Holder hereby acknowledges and agrees that the Option is subject to certain limitations on transferability as set forth in the Plan.

10. Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Stock may be listed for trading at the time of such exercise and issuance. The Option is subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11. Successors and Assigns. Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Option Holder, Option Holder’s assigns and the legal representatives, heirs and legatees of Option Holder’s estate.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Option Holder shall be in writing and addressed to Option Holder at the address indicated below the Option Holder’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Grant Subject to Plan. This Agreement and the Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.

14. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

16. Amendment. No amendment or modification of this Option may in any manner adversely affect the Option Holder’s rights hereunder without the Option Holder’s written consent.

17. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.

18. At Will Service. Nothing in this Agreement, the Grant Notice or the Plan shall confer upon Option Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s service at any time for any reason, with or without cause. This Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Option Shares and the Option.

19. Additional Terms Applicable to an Incentive Option.

(a) In the event the Option is initially designated as an Incentive Option in the Grant Notice, the Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) the Option is exercised for one or more Option Shares: (i) more than three (3) months after the date Option Holder ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Option Holder ceases to be an Employee by reason of Disability. Nothing in this Section shall require that the Option Holder be allowed to exercise this Option, in whole or in part, after the expiration of the time periods specified in Section 5 hereof.

(b) If Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request.

(c) The terms of Section 7(b) of the Plan shall apply to any Incentive Option, including, but not limited to, the $100,000 limitation and the requirements regarding the minimum Option Price and Option Period described therein.

20. Withholding. The Company’s obligations to deliver shares of Stock upon the exercise of the Option shall be subject to the Option Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. Upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws through means approved by the Company at such time, including additional wage withholdings, withholding of Stock payable upon exercise, tendering of previously owned Shares, or otherwise.

21. Clawback and Other Restrictions. The provisions of Section 13(m) and (n) of the Plan shall govern this Option, and, in addition, any right to or under the Option shall immediately terminate if and when the Option Holder violates any post-employment or post-service obligation that the Option Holder may have to the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

EndoStim, Inc., a Delaware corporation

By:
Name:
Title:

Option Holder

By:
Name: